UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020 (August 5, 2020)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Herman G. Kotzé as Chief Executive Officer and Director

On August 5, 2020, Net 1 UEPS Technologies, Inc. (the "Company") announced that Herman G. Kotzé will resign from his position as Chief Executive Officer of the Company and as a member of the Company's board of directors, effective as September 30, 2020. Alex M.R. Smith, the Company's Chief Financial Officer, will serve as interim Chief Executive Officer upon Mr. Kotzé's departure, until the board of directors finalizes the appointment of a permanent Chief Executive Officer.

On August 5, 2020, the Company issued a press release announcing Mr. Kotzé's resignation, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 5, 2020, the Company and Mr. Kotzé entered into a Separation and Release of Claims Agreement (the "Separation Agreement"). The Separation Agreement provides for certain payments and other benefits to Mr. Kotzé, including without limitation, the following: (a) a severance payment of two months' salary, less applicable withholdings and deductions; and (b) the vesting of 50,000 and 66,800 shares of time-based restricted stock granted to Mr. Kotzé in August 2017 and February 2020, respectively (the 50,000 shares will vest in accordance with their terms prior to his departure). In addition, the Separation Agreement includes a general release and waiver of claims by Mr. Kotzé related to Mr. Kotzé's employment with the Company.

On August 5, 2020, as contemplated by the Separation Agreement, the Company and Mr. Kotzé entered into a Consulting Agreement (the "Kotzé Consulting Agreement"). Under the Kotzé Consulting Agreement, Mr. Kotzé will provide consulting services to the Company as an independent contractor as requested by the Company for a period of up to six months following the lapse of the two-month post-notice period after his departure (i.e., December 1, 2020 through May 31, 2021). The Company will pay Mr. Kotzé US$30,000 per month for such services.

The foregoing descriptions of the Separation Agreement (including the Kotzé Consulting Agreement) is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Consulting Agreement with Ali Mazanderani

On August 5, 2020, the Company entered into a Consulting Agreement with Ali Mazanderani (the "Mazanderani Consulting Agreement") pursuant to which Mr. Mazanderani will, among other things, consult with the board of directors and the Chief Executive Officer for a period of two years on matters regarding the Company's strategy. Mr. Mazanderani has extensive experience in global fintech businesses, including in several of the Company's principal geographies and product lines.

Pursuant to the terms of the Mazanderani Consulting Agreement Mr. Mazanderani will (a) receive US$200,000 per year (the "Consulting Fee"), (b) be eligible for a short-term incentive bonus of up to 100% of the Consulting Fee, subject to the achievement of certain pre-determined performance targets and (c) be granted an option to purchase 150,000 shares of the Company's common stock at an exercise price of $3.50 per share, pursuant to the Company's Amended and Restated Stock Incentive Plan.

The foregoing description of the Mazanderani Consulting Agreement is qualified in its entirety by reference to the text of such agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 5, 2020, the Company issued a press release announcing the resignation of Mr. Kotzé as Chief Executive Officer and as a member of the Company's board of directors as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Separation and Release of Claims Agreement, dated August 5, 2020, by and between the Company and Herman G. Kotzé

10.2	Consulting Agreement, dated August 5, 2020, by and between the Company and Ali Mazanderani

99.1	Press Release, dated August 5, 2020, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 5, 2020	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer